Exhibit 10.5

August 3, 2006

Brian M. Posner

Re:	Amendment to Severance Agreement dated May 4, 2006 between Pharmacopeia Drug Discovery, Inc. (“Pharmacopeia”) and Brian M. Posner (the “Agreement”)

Dear Mr. Posner:

Reference is made to the Agreement.

In consideration of your continued employment by Pharmacopeia, Pharmacopeia and you hereby agree to amend and restate Section 1(g)(ii)(A) (Termination and Effect of Termination—Change in Control Termination—Stock Options) of the Agreement in its entirety as follows:

Section 1(g)(ii)(A)

[1(g)(ii)] “(A)(i) notwithstanding anything to the contrary contained in the 2004 Plan or any other stock option or incentive compensation plan of the Company, any unvested stock options or other incentive securities which were granted to Employee prior to the term of this Agreement under the 2004 Plan or any such other stock option or incentive compensation plan shall immediately vest on the date of such termination of Employee’s employment, the expiration date of the exercise period for such options or other securities shall be the earlier of  (1) the later of (A) December 31 of the year of such termination of the Employee’s employment, or (B) two-and-one-half (2.5) months following the date of such termination of Employee’s employment, and (2) the expiration of the term of the option, and the Company shall take all actions necessary or advisable to give effect to this Section 1(g)(ii)(A); and

(ii) notwithstanding anything to the contrary contained in the 2004 Plan or any other stock option or incentive compensation plan of the Company, any unvested stock options or other incentive securities which are granted to Employee during the term of this Agreement under the 2004 Plan or any such other stock option or incentive compensation plan shall immediately vest on the date of such termination of Employee’s employment, the expiration date of the exercise period for such options or other securities shall be the earlier of (1) one (1) year following the date of termination or (2) the expiration of the term of the option, and the Company shall take all actions necessary or advisable to give effect to this Section 1(g)(ii)(A); and”

If you are in agreement with the terms of this letter agreement please sign below and return one copy to my attention.

Very truly yours,

/s/ Leslie J. Browne, Ph.D.

Leslie J. Browne, Ph.D.
President and Chief Executive Officer

ACKNOWLEDGED, AGREED AND
ACCEPTED THIS 3RD DAY OF
AUGUST, 2006

/s/ Brian M. Posner
Brian M. Posner
Executive Vice President and
Chief Financial Officer